Exhibit 99.1

Ironclad Performance Wear Reports Second Quarter 2009 Results
Net Sales Increase 57%, Gross Margins Improve and Operating Expenses Decline 19%

LOS ANGELES, CA – August 12, 2009 - Ironclad Performance Wear Corporation (ICPW.OB), a leader in high-performance gloves and apparel, today announced financial results for the three months ended June 30, 2009.

Second Quarter 2009 Results
Net sales increased 57% for the second quarter of 2009 to $3.08 million, compared to net sales of $1.97 million in the prior year period. This increase is the result of continued strength in Ironclad’s industrial/safety sales channel, as well as increased international sales.

Ironclad’s second quarter 2009 gross margin decreased slightly to 38.5% versus 38.8% in the prior year period, however, this was a significant improvement over the first quarter’s gross margin of 36.1%.

Operating expenses decreased by 19% during the second quarter of 2009 to $1.41 million, compared to $1.75 million in the prior year period.  These savings are a direct result of a continuing focus throughout the Company on cost containment and control, as well as a rationalization of general operating expenses to match sales.

Second quarter net loss decreased to $259,000 compared to a net loss of $1.02 million in the prior year period. The significant reduction in net loss in the second quarter of 2009 is a reflection of Ironclad’s on-going efforts toward achieving operating income break-even in 2009 and building a sustainably profitable business in 2010 and beyond.

Basic and diluted net loss per share for the second quarter of 2009 were $(0.00) on a weighted average common shares outstanding of 72.95 million, compared to a net loss of $(0.02) on a weighted average common shares outstanding of 40.75 million in the prior year period.

"Ironclad continues to see growth through its industrial/safety channels, both domestically and internationally" said Scott Jarus, Chairman and CEO of Ironclad Performance Wear.  "We are beginning to see a slight rebound in the retail sector, which we hope will become more robust in 2010.”

Balance Sheet Highlights
Cash at June 30, 2009, was $436,000 compared to $215,000 in the prior year period.  Inventory and deposits on inventory were $4.51 million at June 30, 2009, compared to $3.40 million in the prior year period, primarily reflecting an increase in deposits on inventory in production. Net working capital at June 30, 2009, was $3.03 million compared to $2.04 million in the prior year period.  Ironclad had $1.37 million outstanding on its line of credit as of June 30, 2009, compared to $1.60 million at June 30, 2008.  Warrant liability as of June 30, 2009 was $5,700 compared to $-0- on June 30, 2008.

Outlook for Full-Year 2009
Due to the economic uncertainty of world markets, Ironclad is not in a position to provide specific financial guidance for 2009.  However, the Company has set a goal to achieve break-even for 2009 on operating net income less all non-cash expenses, which, if achieved, will be the first such attainment in the Company’s history.

Mr. Jarus commented, “Ironclad has made tremendous progress in building a financially sustainable business.  We are on-track to achieve or come very close to our 2009 break-even goal, which will set the stage for a profitable year in 2010."

Second Quarter 2009 Financial Results Conference Call
Ironclad Performance Wear will hold its second quarter 2009 financial results conference call on Wednesday, August 12, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  To participate in the conference call, interested parties should dial (877) 941-1468 ten minutes prior to the call. International callers should dial +1 (480) 629-9676.  If you are unable to participate in the live call, a replay will be available through Wednesday, August 26, 2009.  To access the replay, dial (800) 406-7325 (passcode: 4139795).  International callers should dial +1 (303) 590-3030 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com.  For those unable to participate during the live broadcast, the Webcast will be archived on this site for two weeks.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, continues to leverage its leadership position in the construction and industrial/safety markets through the development and introduction of specialized task-specific gloves for industries such as oil & gas exploration and automotive. With its focus on innovation, design, advanced material science and durability, Ironclad engineers, manufactures, and sells a comprehensive line of task-specific gloves and performance-fabric apparel. Ironclad's products are available at hardware stores, home centers, industrial suppliers, lumberyards, and sporting goods retailers nationwide, as well as through authorized distributors worldwide.

For more information on Ironclad, please visit www.ironclad.com.

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Scott Jarus, CEO
(310) 643-7800 x120

Chris Miller, Director of Marketing
(310) 643-7800 x127

Ironclad Performance Wear Corp.
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$436,144	$215,203
Accounts receivable net of allowance for doubtful accounts of $85,000 and $60,000	1,155,691	1,705,435
Inventory	4,514,240	3,404,567
Prepaid and other	134,779	115,400

Total current assets	6,240,854	5,440,605

Property, Plant and equipment
Computer equipment and software	210,828	200,932
Vehicle	43,680	43,680
Office equipment and furniture	137,325	143,478
Leasehold improvements	36,934	36,934
Less: accumulated amortization	(295,629)	(252,650)

Total property, plant and equipment	133,138	172,374

Trademarks, net of accumulated amortization of $16,464 and $14,073	91,921	94,312
Deposits	11,354	11,354

Total Assets	$6,477,267	$5,718,645

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,844,667	$1,799,020
Line of credit	1,366,827	1,599,300
Current portion of captial lease	-	-

Total current liabilities	3,211,494	3,398,320

Long Term Liabilities
Fair value of warrant liability	5,700	2,097

Total Liabilities	3,217,194	3,400,417

Stockholder's Equity
Common stock, $.001 par value; 172,744,750 million shares
authorized; 72,951,183 and 42,803,487 shares issued and outstanding	72,951	42,804
Additional paid In capital	17,614,609	15,922,832
Accumulated deficit	(14,427,487)	(13,647,408)

Total Stockholders' Equity	3,260,073	2,318,228

Total Liabilities & Stockholders' Equity	$6,477,267	$5,718,645

Ironclad Performance Wear Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008

REVENUES
Net sales	$3,082,728	$1,969,216	$5,599,903	$3,820,319

COST OF SALES
Cost of sales	1,896,128	1,204,783	3,505,187	2,261,889

GROSS PROFIT	1,186,600	764,433	2,094,716	1,558,430

OPERATING EXPENSES
General and administrative	535,397	622,238	1,083,920	1,300,517
Sales and marketing	665,833	806,506	1,243,093	1,705,537
Research and development	51,732	103,952	143,692	208,866
Purchasing, warehousing and distribution	139,425	191,841	301,061	404,775
Depreciation and amortization	22,167	24,787	45,680	48,818

Total Operating Expenses	1,414,554	1,749,324	2,817,446	3,668,513

LOSS FROM OPERATIONS	(227,954)	(984,891)	(722,730)	(2,110,083)

OTHER INCOME(EXPENSE)
Interest expense	(19,267)	(24,710)	(43,060)	(59,728)
Interest income	245	1,306	467	4,541
Change in fair value of warrant liability	(1,652)	-	(3,603)	-
Other income(expense), net	7,708	(11,720)	7,977	(2,706)
Unrealized gain (loss) on financings activities	-	1,575	-	(1,515)
Litigation settlement	(17,183)	-	(17,183)	-
Loss on disposition of equipment	(480)	-	(480)	-

Total Other Income(Expense), Net	(30,629)	(33,549)	(55,882)	(59,408)

NET LOSS BEFORE INCOME TAXES	(258,583)	(1,018,440)	(778,612)	(2,169,491)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	-	-	1,466	810

NET LOSS	$(258,583)	$(1,018,440)	$(780,078)	$(2,170,301)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$(0.02)	$(0.01)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	72,951,183	40,754,064	66,954,957	38,071,784